Exhibit 21

Sears  Credit  Account  Master  Trust  I

Group  1  Monthly  Certificateholders'  Statement

Distribution Date: August 15, 1996
Due Period Ending: July, 1996


Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of November 18,1992 by and among Sears Roebuck and Co., Sears Receivables Financing Group, Inc. and First Trust of Illinois, National Associaton,as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and Distribution Date listed above is set forth below:


A.Payments to Group 1 Investors this Due Period (per $1,000 of
Original   Invested Principal)
     Group 1             Total        Interest        Principal

     Series   0       $42.486111110   $0.819444440   $0.000000000

B.Trust Performance

  1. Principal Receivables at the end of the Due Period

     (a) Total Master Trust

   Investor Interest                           $124,999,999.93

   Seller Interest                            1,136,598,829.89
                                               -----------
TOTAL  MASTER  TRUST                         $1,261,598,829.82

     (b) Investor Interest by Groups

       Group    1                               $124,999,999.93
                                        -----------         TOTAL
INVESTOR  INTEREST  BY  GROUPS                $124,999,999.93
                            0
     (c) Group 1 Investor Interest

        Series   1                             $124,999,999.93
                                       -----------
TOTAL GROUP  1  INVESTOR  INTEREST             $124,999,999.93


  2. Invested Amounts

     (a) Invested Amount by Groups
    Group    1                                  $124,999,999.93
                                           -----------
TOTAL  INVESTED  AMOUNT  BY  GROUPS             $124,999,999.93

     (b) Group 1 Invested Amount

     Series   1                                 $124,999,999.93
                                          -----------
 TOTAL  GROUP  1  INVESTED  AMOUNT             $124,999,999.93


  3. Allocation of Receivables Collected During the Due Period

                                       Finance Charge   Principal

(a) Allocation of Collections by Group   Collections  Collections

  Group    1                      $20,351,059.90   $64,675,097.56

                                 -----------         -----------
TOTAL  ALLOCATION  BY  GROUPS    $20,351,059.90    $64,675,097.56

(b) Group 1 Allocations by Series to Investor and Seller

    Investor Allocation
      Series 1                    $16,079,447.75   $51,100,033.96
                                 -----------         -----------
                                 $16,079,447.75    $51,100,033.96

Seller Allocation                $4,271,612.15     $13,575,063.60
                                 -----------         -----------
TOTAL GROUP 1 ALLOCATIONS        $20,351,059.90   $64,675,097.56

  4. Information Concerning the Series Principal Funding Account
("SPFA")

               Deposits into
                  the SPFA This
Group 1        Due Period      Total Deposits   Investment Income

Series   1         N/A            N/A               N/A
              -----------    -----------       -----------
TOTAL  GROUP  1     $0.00          $0.00             $0.00

         * No Series has a Deficit Accumulation Amount.

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  5. Information Concerning the Series Interest Funding Account
("SIFA")

                     Deposits into
                     the SIFA
Group 1              This Due Period    Total Deposits

Series   1            NA                N/A
                 -----------         -----------
TOTAL  GROUP  1       $0.00               $0.00

  6. Information Concerning Amount of Controlled Amortization
Payments

                                        Total
                        Amount Paid     Payments Through
Group 1              This Due Period    This Due Period

Series   1           $41,666,666.67     $875,000,000.07
                      -----------         -----------
TOTAL  GROUP  1             $0.00               $0.00

7. Pool Factors

Group 1                  This Due Period

Series   1                      0.125000
                              -----------
TOTAL  GROUP  1                 0.125000

8. Investor Charged-Off Amount
                                       Cumulative Investor Charge-
                     This Due Period      Off Amount
Group 1
Series   1                             $746,985.88    $746,985.88
                                    -----------      -----------
TOTAL  GROUP  1                      $746,985.88    $746,985.88


9. Investor Losses This Due Period
                                              per $1,000 of
                                          Original Invested
Group 1                       Total           Principal

Series   1                    $0.00               $0.00
                          -----------         -----------
TOTAL  GROUP  1              $0.00                $0.00

10.Reimbursement of Investor Losses This Due Period

     - not applicable since no Series experienced an Investor
Loss.

11.Aggregate Amount of Unreimbursed Investor Losses

     - not applicable since no Series experienced an Investor
Loss.

12.Investor Monthly Servicing Fee Payable this Due Period

Group 1

Series   1                          $277,777.78
                                    -----------
TOTAL  GROUP  1                     $277,777.78

  13.Available Subordinated Amount at the end of the Due Period

                                                as a
                                             percentage of
Group 1                        Total         Invested Amount

Series   1                   $85,000,000.00         68.00%

4.Investor Excess Spread Analysis

                                   $                     % (1)
                                 -----------         -----------
Allocated Yield (2)            $16,079,447.75          115.77%

Less:
  Certificate Interest (3)     $819,444.44                5.90%
  Servicing Fees (4)           $277,777.78                2.00%
Allocated Charge-Offs (5)      $746,985.88                5.38%
                               -----------           -----------
Subtotal                     $1,844,208.10               13.28%

Excess Spread               $14,235,239.65              102.49%

     (1) Annualized percentage of the Invested Amount at the beginning of the related Due Period.
     (2)    See Section B3(b) above
     (3)    See Section A above
     (4)    See Section B12 above
     (5)    See Section B8 above

  Note: Payment rate (aggregate collections/beg. receivables
        balance) for the related Due Period:              6.61%

  15.Summary Delinquency Aging Information

     The aging of delinquent receivables is summarized
     as follows (1):
                                           July, 1996
         Delinquencies as a % of balances
            60 - 89 days past due..........          1.51%
            90 - 119 days past due.........          0.98%
            120 days or more past due......          1.77%
         Total Delinquencies                         4.26%


     (1) An account is considered delinquent when it is past due a total of three or more scheduled monthly payments.
Delinquencies as of the end of each month are divided by balances at the beginning of each such month.

                    FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION as Trustee

                    By:_/S/ F. Sgaraglino___________